Exhibit 10(z)(2)

Description of Innovator Capital Warrants

The Innovator Capital Warrants shall be in the form of Exhibit 10(y) to this Report except that the exercise prices shall be from $8.4375 to $15.6250 per share and the terms shall be until December 29, 2011 and December 29, 2012.